UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2008 Executive Bonus Program

At its meeting held on March 5, 2008, the Compensation Subcommittee of the Board of Directors (the “Subcommittee”) of Interactive Data Corporation (the “Company”) adopted the 2008 Executive Bonus Plan (the “2008 Bonus Plan”) and approved the bonus potential under the 2008 Bonus Plan for all participants. The 2008 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, calculated as a percentage of their 2008 base salary, based on the level of attainment of certain predetermined performance measures. The Subcommittee specified four performance measures under the 2008 Bonus Plan: (i) adjusted revenue, (ii) adjusted earnings before interest, taxes and amortization (EBITA), (iii) free cash flow and (iv) “threshold attainment”. For all named executive officers except Stuart Clark, the Company’s President and Chief Executive Officer, these measures are weighted 25%, 40%, 15% and 20%, respectively. For Mr. Clark, these measures are weighted 21.875%, 35%, 13.125% and 30%, respectively. The portion of the bonus opportunity attributable to “threshold attainment” will only be earned if the threshold performance level of at least one of the other performance measures (adjusted revenue, adjusted EBITA or free cash flow) is attained. This portion may then be adjusted by the Subcommittee in its sole discretion based on the level of attainment of individual performance goals set by the Subcommittee at the beginning of the year. Due to tax law requirements, the percentage of the bonus attributable to threshold attainment is not permitted to be increased.

The total bonus potential pursuant to the 2008 Bonus Plan for certain of the Company’s executive officers is set forth below.

	2008 Executive Bonus Plan Potential for 2008 (as a % of base salary on December 31, 2008)
Name	Threshold (Company Performance Measures are below Target)	Target (Company Performance Measures are at Target )	Maximum (Company Performance Measures are at Maximum )	Stretch (Company Performance Measures exceed Maximum)
S. Clark	0%	90%	150%	180%
R. D’Arcy	0%	66 2/3%	100%	140%
A. Hajducky	0%	66 2/3%	100%	140%
J. King	0%	66 2/3%	100%	140%
M. Hepsworth	0%	66 2/3%	100%	140%

•	Payments for performance between the Threshold, Target, Maximum and Stretch levels are determined on a linear basis, based on the actual performance level achieved.

•

No payment will be made if the Company fails to meet the threshold level for a performance measure. However, failure to meet the threshold target for one performance measure will not affect a participant’s ability to receive a percentage of his or her target bonus potential based upon the attainment of any other performance measure.

•	Notwithstanding the level of attainment of any of the specified performance measures, actual bonus payments under the 2008 Bonus Plan can be decreased by the Subcommittee in its sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: March 11, 2008	By:	/s/ Andrew J. Hajducky III
	Name:	Andrew J. Hajducky III
	Title:	Executive Vice President and Chief Financial Officer